G. BRAD BECKSTEAD
Certified Public Accountant
                                              330 E. Warm Springs
                                              Las Vegas, NV 89119
                                                     702.257.1984
                                                     702.362.0540






August 1, 2001


       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

I hereby consent to the incorporation by reference in the Registration Statement of Transportation Safety Lights, Inc. on Form S-8, of my report dated February 12, 2001, on my audit of the financial statements of Transportation Safety Lights, Inc. as of and for the year ended December 31, 2000, which report is included in the Registration Statement on Form 10-SB.


Signed,



/s/G. Brad Beckstead, CPA